December 31, 2015


Response to N-SAR Sub-Item 77H: Changes in Control of Registrant


(a) Acquisition of Control

Driehaus Emerging Markets Growth Fund

Name of Shareholder
National Financial Services Corp.

Date(s)
8/12/2015

Description of Transaction
Share redemptions by various shareholders increased the percent ownership for this shareholder.

Percentage of Securities Owned (as of December 31, 2015)
25.19%




Driehaus Emerging Markets Small Cap Growth Fund

Name of Shareholder
National Financial Services Corp.

Date(s)
8/27/2015

Description of Transaction
Share redemptions by various shareholders increased the percent ownership for this shareholder.

Percentage of Securities Owned (as of December 31, 2015)
29.21%




Driehaus Micro Cap Growth Fund

Name of Shareholder
National Financial Services Corp.

Date(s)
11/17/2015

Description of Transaction
Share Purchase

Percentage of Securities Owned (as of December 31, 2015)
49.23%




Driehaus Active Income Fund

Name of Shareholder
National Financial Services Corp.

Date(s)
12/24/2015

Description of Transaction
Share redemptions by various shareholders increased the percent ownership for this shareholder.

Percentage of Securities Owned (as of December 31, 2015)
25.50%




Driehaus Select Credit Fund

Name of Shareholder
National Financial Services Corp.

Date(s)
10/19/2015

Description of Transaction
Share redemptions by various shareholders increased the percent ownership for this shareholder.

Percentage of Securities Owned (as of December 31, 2015)
29.93%








(b) Cessation of Control

Driehaus Emerging Markets Growth Fund

Name of Shareholder
Merrill Lynch Pierce Fenner & Smith Inc.

Date(s)
12/16/2015

Description of Transaction
Share Redemption

Percentage of Securities Owned (as of December 31, 2015)
23.93%






(Note: control represents equal to or greater than 25% ownership of existing, outstanding shares)